Exhibit 8.2

[Letterhead of DLA Piper LLP (US)]

March 30, 2011

Sterling Bancshares, Inc.

10260 Westheimer

Houston, TX 77042

Re:	Sterling Bancshares, Inc. and Comerica Incorporated Merger

Ladies and Gentlemen:

We have acted as counsel to Sterling Bancshares Inc., a Texas corporation (“Target”), in connection with the merger (the “Merger”) of Target with and into Comerica Incorporated, a Delaware corporation (“Buyer”), pursuant to an Agreement and Plan of Merger dated January 16, 2011 by and between Buyer and Target (as amended and supplemented through the date hereof, the “Merger Agreement”). Buyer will be the surviving corporation in the Merger. At your request, and in connection with the filing of the registration statement on Form S-4, as amended to date (the “Registration Statement”), which includes the prospectus of Buyer and proxy statement of Target, as filed with the Securities and Exchange Commission (the “SEC”), we are rendering our opinion concerning certain United States federal income tax matters.

In connection with rendering our opinion set forth herein, we have examined and relied on (i) the Merger Agreement and (ii) the Registration Statement. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, correct and complete in all material respects, (iii) the representations made to us by Buyer and Target in their respective letters to us, each dated March 30, 2011, and delivered to us for purposes of this opinion, are true, correct and complete in all material respects (“Representations Letters”) and (iv) any representations made in the Representation Letters or in the Merger Agreement “to the best knowledge of”, or similarly qualified, are true, correct, and complete in all material respects, in each case without such qualification. If any of the above-described assumptions are untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the manner in which it is described in the Merger Agreement or the Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.

The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions.

Sterling Bancshares, Inc.

March 30, 2011

Based upon and subject to the foregoing, we are of the opinion that the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended through the date hereof.

We express no opinion on any issue relating to Federal income tax consequences other than those described herein. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of the subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to DLA Piper LLP (US) under the caption “Legal Matters,” “Material U.S. Federal Income Tax Consequences of the Merger,” and “Conditions to Complete the Merger,” and to the inclusion of the summary of our opinion in “Material U.S. Federal Income Tax Consequences of the Merger,” in the Prospectus filed as part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)